UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/27/2008

Aurelio Resource Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50931

Nevada	33-1086828
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

12345 W. Alameda Parkway, Suite 202
Lakewood, CO 80228
(Address of principal executive offices, including zip code)

303-795-3030
(Registrant’s telephone number, including area code)

5554 S. Prince Street
Suite 200
Littleton, CO 80120
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Explanatory Note: This Amendment to Form 8-K is being filed with regard to the Current Report on Form 8-K filed by Aurelio Resource Corporation on February 5, 2008 with regard to the adoption of a Shareholder Rights Plan by the Company. That Form 8-K was filed in error.

On February 5, 2008, Aurelio Resource Corporation announced that it had adopted the 2008 Shareholder Rights Plan. Although the Board of Directors had approved the adoption of the Shareholder Rights Plan, the management and officers of the Company did not take the actions necessary to adopt the Shareholder Rights Plan.

Management of the Company discovered that the Shareholder Rights Plan had not been fully implemented, and brought the error to the attention of the Board of Directors. After discussion, the Board of Directors determined that the adoption of the plan was no longer in the best interests of the shareholders of the Company. Because the Shareholder Rights Plan was never executed by the Company or the Rights Agent, there is no agreement to terminate or amend. Instead, the Board of Directors instructed the officers of the Company to cease any further implementation of the Shareholder Rights Plan.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aurelio Resource Corporation

Date: October 27, 2008	By:	/s/ Stephen B. Doppler
Stephen B. Doppler
President & CEO